BNC Bancorp Announces Earnings for Fourth Quarter and Full Year 2012

HIGH POINT, N.C., Jan. 30, 2013 /PRNewswire/ -- BNC Bancorp (NASDAQ: BNCN) ("Company"), parent company for Bank of North Carolina ("Bank"), today reported financial results for the fourth quarter and year ended December 31, 2012.

(Logo: http://photos.prnewswire.com/prnh/20030917/BNCLOGO )

For the quarter ended December 31, 2012 net income totaled $5.0 million, an increase of 261.4%, when compared to net income of $1.4 million for the comparable period in 2011. Net income available to common shareholders for the fourth quarter of 2012 was $4.4 million, or $0.19 per diluted share, compared to $796,000, or $0.08 per diluted share, for the fourth quarter of 2011.

Net income totaled $10.5 million for the full year 2012, an increase of 50.8% compared to $6.9 million for 2011. Net income available to common shareholders was $8.0 million for 2012, or $0.48 per diluted share, an increase of 77.8% compared to the $4.5 million, or $0.45 per diluted share, reported for 2011.

Total assets at December 31, 2012 were $3.08 billion, an increase of $628.9 million, or 25.6%, compared to $2.45 billion at December 31, 2011. The increase was due to continued growth in our North Carolina franchise, along with the acquisition and integration of First Trust Bank ("First Trust"), KeySource Financial ("KeySource"), Carolina Federal Savings Bank ("Carolina Federal") and, to a lesser extent, two branches that were acquired from The Bank of Hampton Roads ("BHR") during 2012.

Included in the financial results for the quarters ended December 31, 2012 and 2011 are $5.0 million and $7.8 million, respectively, of acquisition gains and $1.4 million and $723,000, respectively, of transaction related expenses. Results for the years ended December 31, 2012 and 2011 include $12.7 million and $7.8 million, respectively, of acquisition gains and $5.2 million and $1.1 million, respectively, of transaction related expenses.

Average shares outstanding increased significantly in 2012 due to a common equity raise and stock issued as consideration for both the KeySource and First Trust acquisitions. For the quarters ended December 31, 2012 and 2011, average fully-diluted shares outstanding were 24.3 million and 10.9 million, respectively. For the years ended December 31, 2012 and 2011, average fully-diluted shares were 17.6 million and 10.9 million, respectively.

Highlights for 2012:

  Total assets at year end were $3.08 billion, up from $2.45 billion at the end of 2011.
  Wholesale deposits, as a percentage of total assets, declined from 37% to 27% during 2012.
  Classified assets to capital declined from 76% to 44% during 2012.
  Net interest margin, before hedging costs, remained strong at 4.21% versus 4.19% for 2011.
  The Company continued its history of reporting a profit in every year since 1994.
  Fully-diluted market capitalization increased to $212 million from $79 million.
  Acquired First Trust in Charlotte, expanding our presence in Charlotte by $376 million.
  Acquired KeySource in Durham, expanding our presence in the Triangle by $174 million.
  Acquired Chapel Hill and Cary offices from BHR, increasing our Triangle presence by approximately $30 million.
  Acquired Carolina Federal in Charleston, expanding our Coastal South Carolina presence by $51 million and recognizing a $7.8 million bargain purchase gain.
  Marketed and closed a $72.5 million capital raise to some of the highest quality institutional investors in the financial institution space.
  Through a strategic initiative to close unproductive offices, despite increasing assets by $629 million the Company's branch network increased by one office in 2012.
  Marketed and completed the auction of preferred stock issued under the U.S Treasury Capital Purchase Program to private investors.
  Successfully converted core systems on Blue Ridge, Regent, Carolina Federal, BHR, and KeySource in 2012.
  Added seasoned functional leaders in the areas of: Enterprise Risk Management, Human Resources, and Deposit Operations.  All leaders are from quality institutions of $8 billion or larger.
  Mortgage Company finished the year with originations of over $250 million and mortgage fees of $6.2 million.

W. Swope Montgomery, Jr., President and CEO, stated, "We are very proud of our Company's many achievements in 2012, as we continued to make significant progress in fortifying our balance sheet and creating franchise value for our shareholders. Over the past four years we expanded our footprint throughout the Carolinas by acquisition and organic expansion allowing us to significantly grow our core deposit base and reduce our reliance on wholesale sources of funding while creating greater geographic diversity in both loan originations and our loan portfolio mix. Also during the past four years we have raised over $107 million of common equity, the most significant being a $72.5 million raise in June of 2012. Credit quality metrics have continued to improve, evidenced by the reduction of our classified assets to capital ratio to 44% at the end of 2012. Throughout this period we have continued to recruit exceptionally experienced and proven leaders to oversee the various functional areas of our Company, as well as expanded our product and service offerings to include Treasury Management, SBA Lending, and a much more robust mortgage operation.

While our successes have been plentiful, our strategic vision and execution plans are far from finished. The expansions to date have been necessary and strategic, greatly enhancing the soundness and franchise value of our Company, however they have been expensive. While we are pleased to report earnings of $0.19 in the fourth quarter, a net interest margin of 4.09% and significant gains in core non-interest income sources, there is still much work to be done on areas such as operating leverage, efficiency, credit costs, and overall profitability. While we are excited about the results of 2012, we are just as excited about the opportunities to tackle the identified areas that will provide even greater value for our shareholders in the future."

Operating Results

Net interest income for the fourth quarter of 2012 was $24.1 million, an increase of $4.0 million from the $20.1 million earned in the fourth quarter of 2011. Fully taxable-equivalent ("FTE") net interest margin was 4.09% for the fourth quarter of 2012, a decrease of 9 basis points from 4.18% for the comparable period of 2011. This decrease is a result of lower interest rates on interest-earning assets and higher hedging costs, partially offset by lower core funding costs.

Average interest-earning assets were $2.50 billion for the fourth quarter of 2012, an increase of $454.3 million from $2.04 billion for 2011. The Company's average yield on interest-earning assets decreased 42 basis points from 5.80% in the fourth quarter of 2011 to 5.38% in the fourth quarter of 2012. Loan accretion during the fourth quarter of 2012 totaled $3.1 million, which was consistent with the amount recorded during the comparable period of 2011.

Average interest-bearing liabilities were $2.30 billion for the fourth quarter of 2012, an increase of $257.8 million from $2.04 billion for the fourth quarter of 2011. The Company's average cost of interest-bearing liabilities was 1.41% for the fourth quarter of 2012, a decrease of 21 basis points, compared to 1.62% for the fourth quarter of 2011. Decreases in the average cost of deposits were offset by an increase in cash flow hedging expense, which totaled $2.1 million for the fourth quarter of 2012 and $1.7 million for the comparable period of 2011. Without the cash flow hedging expense, net interest margin (FTE) for the fourth quarter of 2012 was 4.43%, compared to 4.51% for the fourth quarter of 2011.

Net interest income for 2012 was $80.6 million, an increase of $10.2 million from the $70.4 million earned in 2011. Fully taxable-equivalent ("FTE") net interest margin was 3.85% for 2012, a decrease of 8 basis points from 3.93% for 2011. This decrease is a result of lower interest rates on interest-earning assets and higher hedging costs, partially offset by lower core funding costs.

Average interest-earning assets were $2.24 billion for 2012, an increase of $308.4 million from $1.94 billion for 2011. During 2012, the Company's average yield on interest-earning assets decreased 32 basis points from 5.63% in 2011 to 5.31%. Loan accretion during 2012 totaled $6.7 million, which was consistent with the amount recorded during 2011.

Average interest-bearing liabilities were $2.13 billion for 2012, an increase of $212.6 million from $1.91 billion for 2011. The Company's average cost of interest-bearing liabilities was 1.55% for 2012, a decrease of 17 basis points, compared to 1.72% for 2011. Decreases in the average cost of deposits were offset by an increase in cash flow hedging expense, which totaled $7.9 million for 2012 and $5.1 million for 2011. Without the cash flow hedging expense, net interest margin (FTE) for 2012 was 4.21%, compared to 4.19% for 2011.

Average Yields / Costs (FTE)
(unaudited)

	Year Ended December 31,		Three Months Ended
	2012	2011	12/31/2012	9/30/2012	12/31/2011
Earning asset yield	5.31%	5.63%	5.38%	5.19%	5.80%
Cost of interest-bearing liabilities	1.55%	1.72%	1.41%	1.55%	1.62%
Cost of funds	1.42%	1.61%	1.28%	1.42%	1.52%
Net interest spread	3.76%	3.91%	3.97%	3.64%	4.18%
Net interest margin	3.85%	3.93%	4.09%	3.75%	4.18%

Net interest margin w/o hedging expense	4.21%	4.19%	4.43%	4.11%	4.51%

Non-interest income was $10.4 million for the fourth quarter of 2012, a decrease of $1.8 million compared to non-interest income of $12.2 million for the fourth quarter of 2011. Excluding non-recurring sources of income, which includes acquisition gains, FDIC-related income, and gain on sale of securities, non-interest income was $4.4 million for the fourth quarter of 2012, an increase of $1.3 million from the $3.0 million in the comparable period of 2011. This increase is primarily due to increased volume of mortgage originations that stem from the Company's enhanced mortgage origination platform.

Non-interest income was $33.2 million for 2012, an increase of 59.4% compared to non-interest income of $20.8 million for 2011. The increase was driven by a $4.9 million increase in acquisition gains and a $3.9 million increase in mortgage origination income. Excluding non-recurring sources of income, non-interest income was $14.9 million for 2012, an increase of 45.6% from the $10.3 million in 2011. This increase is due to the increased volume of mortgage originations and SBA loan premiums during 2012.

Non-interest expense was $24.9 million for the fourth quarter of 2012, compared to non-interest expense of $23.5 million for the fourth quarter of 2011. These increases were due to the addition of full-time equivalent employees and facilities, as well as transaction related expenses, incurred as a result of the strategic acquisitions that have been made since the fourth quarter of 2011. These increases were slightly offset by a $3.8 million reduction in valuation adjustments for other real estate owned ("OREO") during the fourth quarter of 2012 as compared to the fourth quarter of 2011.

Non-interest expense was $82.3 million for 2012, an increase of $14.4 million compared to $67.9 million for 2011. These increases were due to the addition of full-time equivalent employees and facilities, as well as transaction related expenses, incurred as a result of the acquisitions that have been made since the fourth quarter of 2011. These personnel additions are expected to contribute to our long-term focus on driving both top line and fee income growth. These increases were slightly offset by a $2.4 million reduction in valuation adjustments for OREO during full year 2012 as compared to 2011.

The following table represents the components of non-interest income and non-interest expense:

Non-Interest Income / Non-Interest Expense
(dollars in thousands; unaudited)

	Year Ended December 31,		Three Months Ended
	2012	2011	12/31/2012	9/30/2012	12/31/2011
Non-interest income
Mortgage fees	$ 6,169	$ 2,230	$ 1,902	$ 1,773	$ 1,044
Service charges	3,149	3,190	916	746	751
Investment brokerage fees	922	945	247	206	204
Earnings on bank-owned life insurance	1,771	1,688	541	425	429
Gain on sale of securities	3,042	1,202	667	756	34
Gain on acquisitions	12,706	7,800	4,972	-	7,800
Other	5,395	3,747	1,165	1,347	1,905
Total non-interest income	$ 33,154	$ 20,802	$ 10,410	$ 5,253	$ 12,167

Non-interest expense
Salaries and employee benefits	$ 42,200	$ 31,810	$ 12,316	$ 10,291	$ 8,796
Occupancy	4,965	3,859	1,527	1,240	1,107
Furniture and equipment	4,241	2,761	1,222	993	837
Data processing and supply	2,773	2,291	761	619	613
Advertising/business development	1,761	1,733	489	509	481
Insurance, professional and other services	6,685	4,166	1,983	2,136	1,628
FDIC insurance assessments	2,166	2,433	457	609	488
Loan, foreclosure and other real estate owned	10,944	14,072	3,665	2,658	8,105
Other	6,553	4,739	2,467	1,344	1,469
Total non-interest expense	82,288	67,864	24,887	20,399	23,524
Less: Transaction related expenses	5,212	1,091	1,406	1,861	723
Total adjusted non-interest expense	$ 77,076	$ 66,773	$ 23,481	$ 18,538	$ 22,801

The following is a summary of transaction related expenses incurred by transaction, as well as an estimate of future costs to be incurred:

Transaction Related Expenses
(dollars in thousands; unaudited)

	Year Ended December 31,		Three Months Ended
Transaction	2012	2011	12/31/2012	9/30/2012	12/31/2011	Anticipated Future Costs
Blue Ridge	$ 809	$ 501	$ -	$ 75	$ 501	$ -
Regent	392	423	-	1	55	-
Carolina Federal	847	-	309	352	-	-
KeySource	1,554	167	215	950	167	-
BHR	169	-	33	105	-	-
First Trust	1,154	-	823	141	-	475
CPP/TARP*	287	-	26	237	-	-
Total	$ 5,212	$ 1,091	$ 1,406	$ 1,861	$ 723	$ 475

* - Costs associated with auction of CPP Preferred Stock and repurchase of related warrants from the United States Treasury

Additional Operating Highlights

Since December 31, 2011, total portfolio loans have increased $325.8 million, or 23.5%, to $2.04 billion as of December 31, 2012. At December 31, 2012, the Company's loan portfolio included $269.4 million in loans covered under loss-share agreements and $1.63 billion of non-covered loans. The Company's acquisition of First Trust, KeySource and Carolina Federal increased loans not covered by loss-share agreements by $339.0 million. Loans acquired in connection with these transactions are reported at fair value and shown net of any related credit and yield adjustments, from acquisition date.

	Gross Loan Growth
	(dollars in thousands; unaudited)

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Loans covered by loss-share, at fair value	$ 248,930	$ 257,103	273,509	$ 307,097	$ 320,033
Loans not covered by loss-share, at fair value	340,129	193,274	61,568	30,074	31,734
Loans, other (1)	1,446,199	1,450,015	1,425,210	1,387,455	1,357,716
Total portfolio loans	$ 2,035,258	$ 1,900,392	$ 1,760,287	$ 1,724,626	$ 1,709,483

Loan growth (quarter/quarter):
Total portfolio loans	7.1%	8.0%	2.1%	0.9%	8.7%
Loans not covered by loss-share	8.7%	10.5%	4.9%	2.0%	6.1%
Annual growth of non-covered loans	29.9%

(1) Includes $12,455 of loans covered by loss-share agreement not recorded at fair value as of December 31, 2012

Total deposits at December 31, 2012 were $2.66 billion, an increase of $538.1 million from total deposits of $2.12 billion as of December 31, 2011. This increase was due to the $553.1 million of deposits assumed from the acquisitions of First Trust, KeySource, Carolina Federal and, to a lesser extent, the branches acquired from BHR. This increase was partially offset by a $144.6 million decrease in wholesale deposits from December 31, 2011. Wholesale deposits represent 30.5% of total deposits as of December 31, 2012, a decrease from 42.5% as of December 31, 2011. While overall deposit growth continues to be an emphasis, more important is the increase in transactional account deposits. Over the one-year period, transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased $441.6 million, or 41.9%. At December 31, 2012, time deposits were 43.7% of total deposits, compared to 50.2% at December 31, 2011.

	Total Deposit Growth
	(dollars in thousands; unaudited)

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Non-interest bearing demand	$ 275,605	$ 207,928	$ 180,238	$ 162,857	$ 145,688
Interest-bearing demand	1,221,089	1,067,855	960,597	956,784	909,402
Time deposits	1,159,615	1,033,304	948,658	996,831	1,063,097
Total	$ 2,656,309	$ 2,309,087	$ 2,089,493	$ 2,116,472	$ 2,118,187

Deposit growth (quarter/quarter)	15.0%	10.5%	-1.3%	-0.1%	15.4%

Annual deposit growth	25.4%

Asset Quality

Net loan charge-offs for the fourth quarter of 2012 were $6.3 million, which included $3.1 million on loans covered under loss-share agreements and $3.2 million on loans not covered under loss-share agreements. The Company's cost for the covered net loan charge-offs was $619,000, with the remainder being reimbursed by the FDIC. Combined with the $3.2 million of non-covered charge-offs, the Company incurred $3.8 million in charge-off losses, or 0.92% of average loans, during the fourth quarter of 2012, compared to $7.0 million, or 1.70% for the fourth quarter of 2011.

Net loan charge-offs for 2012 were $31.2 million, which included $14.5 million on loans covered under loss-share agreements and $16.5 million on loans not covered under loss-share agreements, compared to $20.7 million for 2011, which included $3.8 million on loans covered under loss-share agreements and $16.9 million on loans not covered under loss-share agreements The Company's cost for the covered net loan charge-offs for 2012 was $2.9 million, with the remainder being reimbursed by the FDIC. Combined with the $16.5 million of non-covered charge-offs, the Company incurred $19.5 million in charge-off losses, or 1.09% of average loans, during 2012, compared to $17.7 million, or 1.14% for 2011.

Nonperforming assets were 3.93% of total assets at December 31, 2012, compared to 6.57% at December 31, 2011. Nonperforming assets not covered by loss-share were 1.68% of total assets not covered by loss-share as of December 31, 2012, compared to 1.93% at December 31, 2011. The covered assets are covered by FDIC loss-share agreements that provide 80% protection on those assets and are being carried at estimated fair value.

	Asset Quality Information
	(dollars in thousands; unaudited)

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Nonaccrual loans not covered by loss-share	$ 22,442	$ 25,220	$ 25,351	$ 17,481	$ 19,443
Nonaccrual loans covered by loss-share	46,981	54,427	61,695	69,797	67,854
OREO not covered by loss-share	24,865	25,589	23,655	25,212	20,927
OREO covered by loss-share	27,048	30,077	35,105	43,603	47,577
90 days past due not covered by loss-share	-	4,137	-	-	-
90 days past due covered by loss-share	-	1	5	652	5,425
Total nonperforming assets	$ 121,336	$ 139,345	$ 145,811	$ 156,745	$ 161,226
Nonperforming assets not covered by loss-share	$ 47,307	$ 54,840	$ 49,006	$ 42,693	$ 40,370

Total assets	$ 3,083,788	$ 2,711,173	$ 2,442,815	$ 2,408,890	$ 2,454,930
Total assets less covered assets	2,807,810	2,411,708	2,123,131	2,058,190	2,087,320

Total portfolio loans	2,035,258	1,900,392	1,760,287	1,724,626	1,709,483
Total accruing loans	1,965,835	1,820,851	1,673,241	1,637,348	1,622,186
Total portfolio loans less fair value loans	1,458,654	1,450,015	1,425,210	1,387,455	1,357,716
Total portfolio loans less covered loans	1,786,328	1,631,004	1,475,708	1,417,529	1,389,450

Total allowance for loan losses	40,292	34,823	40,856	36,722	31,008
Allowance for loans not covered by loss-share	25,028	24,831	27,284	24,290	25,599
Allowance for loans covered by loss-share	15,264	9,992	13,572	12,432	5,409

Ratio of nonperforming assets to total assets	3.93%	5.14%	5.97%	6.51%	6.57%
Not covered by loss-share	1.68%	2.27%	2.31%	2.07%	1.93%

Ratio of nonperforming loans to total portfolio loans	3.41%	4.40%	4.95%	5.10%	5.42%
Not covered by loss-share	1.26%	1.79%	1.72%	1.23%	1.40%

Ratio of allowance for loan losses to total portfolio loans	1.98%	1.83%	2.32%	2.13%	1.81%
Total portfolio loans less fair value loans to allowance not
covered by loss-share	1.72%	1.71%	1.91%	1.75%	1.89%

Net charge-offs, QTD	$ 6,269	$ 10,099	$ 9,077	$ 5,723	$ 10,036
Net charge-offs, non-covered portion, QTD (1)	3,792	6,882	5,053	3,779	7,015
Ratio of net charge-offs, non-covered portion,
QTD to average portfolio loans, annualized (1)	0.92%	1.54%	1.17%	0.89%	1.70%

Loans restructured/modified not included in above,
(not 90 days past due or on nonaccrual)	$ 36,376	$ 38,239	$ 34,061	$ 29,617	$ 41,515

(1) Non-covered portion represents the Company's non-covered charge-offs and the 20% portion of the charge-offs relating to loans covered under loss-share agreements.

During the fourth quarter of 2012, the Company recorded a provision for loan losses of $5.5 million, a decrease from the $8.2 million recorded during the fourth quarter of 2011. For the full year ended December 31, 2012, the Company recorded a provision for loan losses of $22.7 million, an increase from the $18.2 million recorded during 2011. Of the $22.7 million in provision expense, $17.8 million related to legacy non-covered loans. During 2012, the Company recorded a gross provision of $19.0 million for loss-share loans, of which $14.0 million was recorded through a FDIC indemnification asset and the remaining $5.0 million was recorded through the Company's provision expense.

The allowance for loan losses was $40.3 million at December 31, 2012, an increase of $9.3 million from the $31.0 million at December 31, 2011. Loan loss reserves to total portfolio loans were 1.98% and 1.81% at December 31, 2012 and 2011, respectively. The allowance for loan loss allocated to loans not marked to fair value declined from 1.89% at December 31, 2011 to 1.72% at December 31, 2012. The components of the allowance for loan loss as of December 31, 2012 are as follows:

	Allowance for Loan Loss Summary
	(dollars in thousands; unaudited)
	At December 31, 2012
				Allowance
		Allowance		for
		for	Net	Loan Losses
	Loans	Loan Losses	Loans	%
Loans covered by loss-share, at fair value	$ 236,475	$ (15,264)	$ 221,211	6.45%
Loans not covered, at fair value	340,129	-	340,129	-
Loans, other (1)	1,458,654	(25,028)	1,433,626	1.72%
Total portfolio loans	$ 2,035,258	$ (40,292)	$ 1,994,966	1.98%

(1) Includes $12,455 of loans covered by loss share agreement not recorded at fair value as of December 31, 2012

Nonaccrual loans not covered by loss-share agreements totaled $22.4 million at December 31, 2012, an increase from $19.4 million at December 31, 2011. Nonaccrual loans covered by loss-share agreements totaled $47.0 million, a decrease of $20.9 million compared to $67.9 million at December 31, 2011.

Troubled debt restructurings ("TDRs") were $45.6 million as of December 31, 2012, of which $7.1 million is covered under loss-share. This is a decrease from $46.3 million of TDRs as of December 31, 2011. The decrease is primarily due to charge-offs and movement of restructurings to OREO.

OREO at December 31, 2012 totaled $51.9 million, a decrease of $16.6 million from $68.5 million as December 31, 2011. At December 31, 2012, the carrying value of loans and OREO covered by loss-share agreements was $248.9 million and $27.0 million, respectively, with a corresponding indemnification receivable from the FDIC of $53.5 million. OREO not covered by loss-share agreements totaled $24.9 million at December 31, 2012, an increase of $4.0 million from the $20.9 million reported at December 31, 2011.

Capital Position

On December 31, 2012, shareholders' equity was $282.2 million, an increase of $118.4 million from shareholders' equity of $163.9 million as of December 31, 2011. During the second quarter of 2012, the Company successfully closed a $72.5 million private capital raise. Proceeds from the capital raise, after deducting issuance costs, totaled $68.3 million. The Company issued convertible preferred stock at the time of closing the capital raise. On July 17, 2012, shareholders of the Company approved the conversion of the preferred stock into common stock. Also included in this increase was additional capital acquired from the KeySource and First Trust transactions in the amount of $13.9 million and $26.3 million, respectively.

During the third quarter of 2012, the Treasury completed the auction to private investors of the Company's preferred stock that was issued to the Treasury in 2008 under the Capital Purchase Program. No proceeds were received in connection with this auction. Subsequent to the auction, the Company repurchased from the Treasury the Company's outstanding warrant to purchase shares of the Company's common stock in the amount of $940,000. This warrant has been cancelled.

All of the Bank's and Company's capital ratios exceeded the minimum thresholds established for a well-capitalized bank by regulatory measures.

On January 22, 2013, the Board of Directors of BNC Bancorp declared a $0.05 per share quarterly cash dividend on its common stock and Series B Preferred stock, payable February 22, 2013 to shareholders of record on February 8, 2013.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $3.08 billion in assets. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 35 banking offices in North and South Carolina. The Bank's eight locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp's stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States. BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions of First Trust, KeySource, Carolina Federal, Beach First, Regent, and Blue Ridge may not be fully realized or realized within the expected time frame; (iii) the performance of our mortgage and SBA division; and (iv) anticipated acquisition opportunities may be available on terms acceptable to BNC Bancorp or at all. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp's filings with the Securities and Exchange Commission (the "SEC"), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission's website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)	For the
	Three Months Ended
	December 31, 2012	December 31, 2011	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 32,224	$ 28,449	13.3%
Interest expense	8,119	8,338	(2.6)
Net interest income	24,105	20,111	19.9
Provision for loan losses	5,520	8,158	(32.3)
Net interest income after provision for loan losses	18,585	11,953	55.5
Non-interest income	10,410	12,167	(14.4)
Non-interest expense	24,887	23,524	5.8
Income before income tax benefit	4,108	596	589.3
Income tax benefit	(940)	(801)	17.4
Net income	5,048	1,397	261.4
Preferred stock dividends and discount accretion	601	601	0.0
Net income available to common shareholders	$ 4,447	$ 796	458.7

PER SHARE DATA
Earnings per share, basic	$ 0.19	$ 0.08	133.7
Earnings per share, diluted	0.19	0.08	138.2
Tangible common book value per share	8.20	9.60	(14.5)
Fully converted tangible common book value per share	8.29	9.58	(13.5)

Weighted average participating common shares:
Basic	24,272	10,895
Diluted	24,277	10,914
Period-end number of shares:
Common	24,650	9,101
Convertible preferred	1,805	1,805

PERFORMANCE RATIOS
Return on average assets	0.72%	0.24%
Return on average common equity	8.16%	2.78%
Return on average tangible common equity	9.76%	4.32%
Net interest margin (FTE)	4.09%	4.18%
Net interest margin w/o hedging expense (FTE)	4.43%	4.51%
Average equity to average assets	9.43%	6.83%
Allowance for loan losses as a % of portfolio loans	1.98%	1.81%
Nonperforming assets to total assets, end of period	3.93%	6.57%
Nonperforming assets not covered by loss share	1.68%	1.93%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.92%	1.70%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$ 667	$ 34
Acquisition gains	4,972	7,800
Fair value accretion	3,086	3,113
FDIC related income	403	1,286
Hedging instrument expense	2,134	1,699
OREO valuation adjustments	2,734	6,549
Merger related expenses	1,406	723

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)
	For the Year Ended
	December 31, 2012	December 31, 2011	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 113,515	$ 103,343	9.8%
Interest expense	32,891	32,920	(0.1)
Net interest income	80,624	70,423	14.5
Provision for loan losses	22,737	18,214	24.8
Net interest income after provision for loan losses	57,887	52,209	10.9
Non-interest income	33,154	20,802	59.4
Non-interest expense	82,288	67,864	21.3
Income before income tax benefit	8,753	5,147	70.1
Income tax benefit	(1,700)	(1,783)	(4.7)
Net income	10,453	6,930	50.8
Preferred stock dividends and discount accretion	2,404	2,404	0.0
Net income available to common shareholders	$ 8,049	$ 4,526	77.8

PER SHARE DATA
Earnings per share, basic	$ 0.48	$ 0.45	6.2
Earnings per share, diluted	0.48	0.45	6.2
Tangible common book value per share	8.20	9.60	(14.5)
Fully converted tangible common book value per share	8.29	9.58	(13.5)

Weighted average participating common shares:
Basic	17,595	10,878
Diluted	17,599	10,894
Period-end number of shares:
Common	24,650	9,101
Convertible preferred	1,805	1,805

PERFORMANCE RATIOS
Return on average assets	0.41%	0.31%
Return on average common equity	5.11%	4.12%
Return on average tangible common equity	6.57%	5.88%
Net interest margin (FTE)	3.85%	3.93%
Net interest margin w/o hedging expense (FTE)	4.21%	4.19%
Average equity to average assets	8.37%	7.11%
Allowance for loan losses as a % of portfolio loans	1.98%	1.81%
Nonperforming assets to total assets, end of period	3.93%	6.57%
Nonperforming assets not covered by loss share	1.68%	1.93%
Ratio of net charge-offs, with covered portion, to
average total loans	1.09%	1.14%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$ 3,042	$ 1,202
Acquisition gains	12,706	7,800
Fair value accretion	6,654	6,658
FDIC related income	2,466	1,536
Hedging instrument expense	7,941	5,118
OREO valuation adjustments	7,078	9,517
Merger related expenses	5,212	1,091

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)	For the
	Three Months Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 32,224	$ 27,814	$ 26,298	$ 27,179	$ 28,449
Interest expense	8,119	8,063	8,142	8,567	8,338
Net interest income	24,105	19,751	18,156	18,612	20,111
Provision for loan losses	5,520	3,708	8,330	5,179	8,158
Net interest income after provision for loan losses	18,585	16,043	9,826	13,433	11,953
Non-interest income	10,410	5,253	11,682	5,809	12,167
Non-interest expense	24,887	20,399	19,177	17,825	23,524
Income before income tax expense (benefit)	4,108	897	2,331	1,417	596
Income tax expense (benefit)	(940)	(492)	40	(308)	(801)
Net income	5,048	1,389	2,291	1,725	1,397
Preferred stock dividends and discount accretion	601	601	601	601	601
Net income available to common shareholders	$ 4,447	$ 788	$ 1,690	$ 1,124	$ 796

Net interest income, as reported	$ 24,105	$ 19,751	$ 18,156	$ 18,612	$ 20,111
Tax-equivalent adjustment	1,533	1,349	1,467	1,365	1,406
Net interest income, tax-equivalent	$ 25,638	$ 21,100	$ 19,623	$ 19,977	$ 21,517

PER SHARE DATA
Earnings per share, basic	$ 0.19	$ 0.04	$ 0.13	$ 0.11	$ 0.08
Earnings per share, diluted	0.19	0.04	0.13	0.11	0.08

Weighted average participating common shares:
Basic	24,272	21,645	13,550	10,911	10,895
Diluted	24,277	21,646	13,556	10,920	10,914
Period-end number of shares:
Common	24,650	21,359	9,154	9,114	9,101
Convertible preferred	1,805	1,805	1,877	1,805	1,805

PERFORMANCE RATIOS
Return on average assets	0.72%	0.22%	0.38%	0.29%	0.24%
Return on average common equity	8.16%	1.75%	5.63%	4.09%	2.78%
Return on average tangible common equity	9.76%	2.30%	7.89%	5.93%	4.32%
Net interest margin (FTE)	4.09%	3.75%	3.71%	3.80%	4.18%
Net interest margin w/o hedging expense (FTE)	4.43%	4.11%	4.08%	4.17%	4.51%
Average equity to average assets	9.43%	9.55%	7.69%	6.55%	6.83%
Allowance for loan losses as a % of portfolio loans	1.98%	1.83%	2.32%	2.13%	1.81%
Nonperforming assets to total assets, end of period	3.93%	5.14%	5.97%	6.51%	6.57%
Nonperforming assets not covered by loss share	1.68%	2.27%	2.31%	2.07%	1.93%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.92%	1.54%	1.17%	0.89%	1.70%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$ 667	$ 756	$ -	$ 1,619	$ 34
Acquisition gains	4,972	-	7,734	-	7,800
Fair value accretion	3,086	1,068	1,028	1,472	3,113
FDIC related income	403	673	238	1,152	1,286
Hedging instrument expense	2,134	2,014	1,874	1,919	1,699
OREO valuation adjustments	2,734	1,603	2,038	703	6,549
Merger related expenses	1,406	1,861	1,098	847	723

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)	As of
	December 31, 2012	December 31, 2011	% Change
SELECTED BALANCE SHEET DATA
End of period balances
Portfolio loans:
Loans not covered by loss share	$ 1,786,328	$ 1,389,450	28.6%
Loans covered by loss share	248,930	320,033	(22.2)
Allowance for loan losses	(40,292)	(31,008)	29.9
Net portfolio loans	1,994,966	1,678,475	18.9
Loans held for sale	57,414	9,596	498.3
Investment securities	457,098	379,210	20.5
Total interest-earning assets	2,747,702	2,148,801	27.9
Total assets	3,083,788	2,454,930	25.6

Deposits:
Non-interest bearing deposits	275,605	145,688	89.2
Interest-bearing demand and savings	1,221,089	909,402	34.3
Time deposits	1,159,615	1,063,097	9.1
Total deposits	2,656,309	2,118,187	25.4
Borrowed funds	120,555	163,924	(26.5)
Total interest-bearing liabilities	2,501,259	2,136,423	17.1
Shareholders' equity:
Preferred equity	47,877	47,398	1.0
Common equity	228,937	115,447	98.3
Accumulated other comprehensive income	5,429	1,010	437.5
Total shareholders' equity	282,243	163,855	72.3

	As of
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
SELECTED BALANCE SHEET DATA
End of period balances
Portfolio loans:
Loans not covered by loss share	$ 1,786,328	$ 1,631,004	$ 1,475,708	$ 1,417,529	$ 1,389,450
Loans covered by loss share	248,930	269,388	284,579	307,097	320,033
Allowance for loan losses	(40,292)	(34,823)	(40,856)	(36,722)	(31,008)
Net portfolio loans	1,994,966	1,865,569	1,719,431	1,687,904	1,678,475
Loans held for sale	57,414	29,883	17,793	19,967	9,596
Investment securities	457,098	360,678	334,382	342,739	379,210
Total interest-earning assets	2,747,702	2,424,949	2,166,586	2,132,068	2,148,801
Total assets	3,083,788	2,711,173	2,442,815	2,408,890	2,454,930

Deposits:
Non-interest bearing deposits	275,605	207,928	180,238	162,857	145,688
Interest-bearing demand and savings	1,221,089	1,067,855	960,597	956,784	909,402
Time deposits	1,159,615	1,033,304	948,658	996,831	1,063,097
Total deposits	2,656,309	2,309,087	2,089,493	2,116,472	2,118,187
Borrowed funds	120,555	136,895	106,184	117,844	163,924
Total interest-bearing liabilities	2,501,259	2,238,054	2,015,439	2,071,459	2,136,423
Shareholders' equity:
Preferred equity	47,877	47,758	115,946	47,518	47,398
Common equity	228,937	199,200	117,843	116,284	115,447
Accumulated other comprehensive income	5,429	5,222	3,750	1,561	1,010
Total shareholders' equity	282,243	252,180	237,539	165,363	163,855

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Month Period Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
SELECTED BALANCE SHEET DATA
Quarterly average balances
Loans:
Loans not covered by loss share	$ 1,372,417	$ 1,501,953	$ 1,453,521	$ 1,406,611	$ 1,358,455
Loans covered by loss share	267,632	276,984	295,838	313,339	291,353
Total loans	1,640,049	1,778,937	1,749,359	1,719,950	1,649,808
Investment securities	400,482	336,353	324,010	346,192	345,613
Total interest-earning assets	2,495,019	2,236,808	2,124,972	2,112,991	2,040,766
Total assets	2,806,031	2,523,287	2,431,193	2,415,639	2,359,374

Deposits:
Non-interest bearing deposits	225,419	194,006	181,983	152,239	139,928
Interest-bearing demand and savings	1,109,651	991,293	952,747	936,871	887,136
Time deposits	1,059,670	955,657	969,292	1,034,249	1,015,273
Total deposits	2,394,740	2,140,956	2,104,022	2,123,359	2,042,337
Borrowed funds	126,007	123,325	121,946	125,624	135,118
Total interest-bearing liabilities	2,295,328	2,070,275	2,043,985	2,096,744	2,037,527
Shareholders' equity	264,643	241,041	186,987	158,114	161,039

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)
	As of December 31,
	2012	2011	% Change
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$ 196.5	$ 203.2	(3.3)
Residential Construction	27.3	25.0	9.2
Presold	15.8	13.4	17.9
Speculative	11.5	11.6	(0.9)
Loan size - over $400,000	3.7	2.9	27.6
Loan size - $200,000 to $400,000	2.9	3.4	(14.7)
Loan size - under $200,000	4.9	5.3	(7.6)

Commercial Construction	76.1	71.7	6.1
Loan size - $5 million and over	6.7	9.3	(28.0)
Loan size - $3 million to $5 million	6.7	8.5	(21.2)
Loan size - $1 million to $3 million	42.7	32.4	31.8
Loan size - under $1 million	20.0	21.5	(7.0)

Residential and Commercial A&D	18.1	14.0	29.3
Loan size - $3 million to $5 million	4.4	-	-
Loan size - $1 million to $3 million	9.1	10.1	(9.9)
Loan size - under $1 million	4.6	3.9	18.0

Land	75.0	92.5	(18.9)
Residential Buildable Lots	23.3	32.8	(29.0)
Commercial Buildable Lots	10.2	15.3	(33.3)
Land Held for Development	24.2	25.4	(4.7)
Raw and Agricultural Land	17.3	19.0	(9.0)

Commercial Real Estate	$ 930.9	$ 723.5	28.7
Multi-Family	47.5	38.1	24.7
Churches	42.8	36.5	17.3
Retail	674.3	515.9	30.7
Owner Occupied	196.0	153.4	27.8
Investment	478.3	362.5	31.9
Loan size - $5 million to $9 million	101.2	80.3	26.0
Loan size - $3 million to $5 million	79.4	56.9	39.5
Loan size - $1 million to $3 million	186.6	130.1	43.4
Loan size - under $1 million	111.1	95.2	16.7

Industrial	166.3	133.0	25.0
Owner Occupied	93.0	64.2	44.9
Investment	73.3	68.8	6.5
Loan size - $3 million to $5 million	4.1	7.5	(45.3)
Loan size - $1 million to $3 million	37.6	35.2	6.8
Loan size - under $1 million	31.6	26.1	21.1

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)	Trends
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$ 196.5	$ 200.3	$ 189.2	$ 194.5	$ 203.2
Residential Construction	27.3	25.7	22.1	25.6	25.0
Presold	15.8	17.8	12.6	14.5	13.4
Speculative	11.5	7.9	9.5	11.1	11.6
Loan size - over $400,000	3.7	1.5	2.4	2.7	2.9
Loan size - $200,000 to $400,000	2.9	1.9	2.2	3.3	3.4
Loan size - under $200,000	4.9	4.5	4.9	5.1	5.3

Commercial Construction	76.1	78.7	71.3	72.3	71.7
Loan size - $5 million and over	6.7	14.5	9.5	9.5	9.3
Loan size - $3 million to $5 million	6.7	3.2	8.4	7.7	8.5
Loan size - $1 million to $3 million	42.7	43.9	36.9	39.2	32.4
Loan size - under $1 million	20.0	17.1	16.5	15.9	21.5

Residential and Commercial A&D	18.1	19.7	15.0	14.1	14.0
Loan size - $3 million to $5 million	4.4	4.0	3.1	-	-
Loan size - $1 million to $3 million	9.1	10.2	7.4	10.1	10.1
Loan size - under $1 million	4.6	5.5	4.5	4.0	3.9

Land	75.0	76.2	80.8	82.5	92.5
Residential Buildable Lots	23.3	25.0	25.6	26.8	32.8
Commercial Buildable Lots	10.2	11.3	13.3	13.1	15.3
Land Held for Development	24.2	22.0	25.2	25.3	25.4
Raw and Agricultural Land	17.3	17.9	16.7	17.3	19.0

Commercial Real Estate	$ 930.9	$ 910.2	$ 803.5	$ 759.9	$ 723.5
Multi-Family	47.5	43.7	43.2	38.2	38.1
Churches	42.8	43.9	36.8	37.0	36.5
Retail	674.3	662.6	585.1	552.7	515.9
Owner Occupied	196.0	204.1	179.3	162.0	153.4
Investment	478.3	458.5	405.8	390.7	362.5
Loan size - $5 million to $9 million	101.2	102.0	74.2	74.7	80.3
Loan size - $3 million to $5 million	79.4	64.8	57.7	65.3	56.9
Loan size - $1 million to $3 million	186.6	182.8	163.3	146.9	130.1
Loan size - under $1 million	111.1	108.9	110.6	103.8	95.2

Industrial	166.3	160.0	138.4	132.0	133.0
Owner Occupied	93.0	86.9	69.6	65.9	64.2
Investment	73.3	73.1	68.8	66.1	68.8
Loan size - $3 million to $5 million	4.1	4.2	4.2	4.2	7.5
Loan size - $1 million to $3 million	37.6	39.5	37.2	34.8	35.2
Loan size - under $1 million	31.6	29.4	27.4	27.1	26.1

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

Tangible Common Book Value per Share (1)	December 31, 2012	December 31, 2011

Shareholders' equity (GAAP)	$ 282,243	$ 163,855
Less: Preferred stock (GAAP)	47,877	47,398
Intangible assets (GAAP)	32,193	29,115
Tangible common shareholders equity (non-GAAP)	202,173	87,342

Common shares outstanding	24,650	9,101

Tangible common book value per share (non-GAAP)	$ 8.20	$ 9.60

Fully Convered Tangible Common book Value per Share (1)	December 31, 2012	December 31, 2011

Shareholders' equity (GAAP)	$ 282,243	$ 163,855
Less: Nonconvertible preferred stock (GAAP)	30,717	30,237
Intangible assets (GAAP)	32,193	29,115
Fully converted tangible common shareholders equity (non-GAAP)	219,333	104,503

Fully converted common shares outstanding (non-GAAP)	26,455	10,906

Fully converted tangible common book value per share (non-GAAP)	$ 8.29	$ 9.58

	For the Three Months Ended
Return on Average Tangible Common Equity (1)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Net income available to common shareholders (GAAP)	$ 4,447	$ 788	$ 1,690	$ 1,124	$ 796
Plus: Amortization of intangibles, net of tax (GAAP)	105	80	112	83	77
Tangible net income available to common shareholders (non-GAAP)	4,552	868	1,802	1,207	873

Average common shareholders equity (non-GAAP)	216,825	179,255	120,785	110,654	108,511
Less: Average intangible assets (GAAP)	31,235	29,173	28,935	28,964	28,295
Average tangible common shareholders' equity (non-GAAP)	185,590	150,082	91,850	81,690	80,216

Return on average tangible common equity (non-GAAP)	9.76%	2.30%	7.89%	5.93%	4.32%

	For the Year Ended
Return on Average Tangible Common Equity (1)	December 31, 2012	December 31, 2011

Net income available to common shareholders (GAAP)	$ 8,049	$ 4,526
Plus: Amortization of intangibles, net of tax (GAAP)	348	256
Tangible net income available to common shareholders (non-GAAP)	8,397	4,782

Average common shareholders equity (non-GAAP)	157,471	109,810
Less: Average intangible assets (GAAP)	29,581	28,433
Average tangible common shareholders' equity (non-GAAP)	127,890	81,377

Return on average tangible common equity (non-GAAP)	6.57%	5.88%

(1) BNC Bancorp management believes investors use this measure to evaluate the Company's performance.

CONTACT: W. Swope Montgomery, Jr., President and CEO, +1-336-869-9200